                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan of our report dated March 13, 1998, with respect to the consolidated financial statements of Virco Mfg. Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
April 29, 1998